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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                FORM 8-K/A No. 1

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                         Date of Report: August 30, 2002



                      BBJ ENVIRONMENTAL TECHNOLOGIES, INC.
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           Nevada                   0-24016                      65-1148155
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(State or other jurisdiction      (Commission                  (IRS Employer
      of incorporation)           File Number)               Identification No.)



   6802 Citicorp Blvd., Suite 500, Tampa, Florida                   33619
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      (Address of principal executive offices)                    (Zip Code)



Registrant's telephone number, including area code:              (813) 622-8550
                                                     ---------------------------


                                 Not Applicable
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         (Former name or former address, if changed since last report.)

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Item 5.   Other Events

         On August 8, 2002, BBJ Environmental Technologies, Inc. (the "Company") raised $45,000 from the private issuance and sale of non-convertible promissory notes ("Note") to three investors, of which two are current shareholders. Each
Note is due and payable on November 15, 2002, together with interest at the rate of 10% per annum, based upon the actual number of days that the Notes are outstanding. The Notes are redeemable by the Company anytime without penalty or prior written notice. In addition, for every one dollar of investment, the Company issued to each Noteholder a Warrant to purchase five shares of the Company's Common Stock exercisable at $.20 per share until the close of business August 31, 2003. As of August 30, 2002, the Company has granted Warrants totaling 225,000 shares of the Company's Common Stock. Exemption is claimed for the sale of the abovementioned securities pursuant to Ruled 506 of the Securities Act of 1933, as amended. The Company also granted certain registration rights to its investors in connection with this offering.

         On August 12, 2002, the Company commenced an offshore (Regulation S) private offering to sell on a "best efforts basis" up to 5,340,000 shares of its restricted Common Stock at $.14 per share in order to raise up to $747,600 from accredited investors only. No selling efforts have been (or will be) made in the United States and this offering is restricted to accredited investors who are non-U.S. persons as defined in Rule 902 of Regulation S. As of August 30, 2002, the Company has raised $226,800 through the sale of 1,620,000 restricted shares of its Common Stock at a purchase price of $.14 per share to an oversea bank ($196,000) and to Olivier d'Auriol ($30,800), a director of the Company. Each investor in this offshore private transaction also received a Warrant for every $1.25 of investment in the Company to purchase one share of the Company's Common Stock exercisable at $.30 per share until the close of business August 31, 2004. As of August 30, 2002, the Company has granted Warrants totaling 181,440 shares of the Company's Common Stock. This offshore private transaction is ongoing and can be terminated by the Company at any time. While the Company has received preliminary indications of interest from additional overseas banks and investors who are non-U.S. persons to purchase additional shares, which would increase the total amount raised in this offshore offering to an estimated $500,000, there can be no assurances given that the Company will receive this additional financing. The securities offered in the Regulation S offering have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements or in compliance with Regulation S.

         As stated in our Form 10-Q, for the quarter ended June 30, 2002, management believed that it needed to raise $500,000 in additional financing to meet its obligations. This financing is in accordance with management's plan to raise the necessary capital for the Company to continue as a going concern and carry out its business plan. Of the monies raised, $25,000 was used to retire one of the non-convertible promissory notes issued earlier in the month. Exemption is also claimed for the sale of the abovementioned securities pursuant to Ruled 506.

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         On August 13, 2002, Discount Bank and Trust Company converted 276,000 shares of its Series A Convertible Preferred Stock into 2,208,000 restricted shares of Common Stock. As of August 30, 2002, all shares of the Series A Convertible Preferred Stock have been converted into shares of Common Stock and the Company has no preferred stock issued or outstanding.

         Robert Baker, Chief Executive Officer of the Company, notified the Company of his intention to sell 100,000 shares of the Company's Common Stock owned by him to pay for college tuition.

         INCREASE IN OUTSTANDING SHARES. As of August 30, 2002, the Registrant has 30,214,578 shares issued and outstanding after giving effect to the 1,620,000 restricted shares of its Common Stock issued as a result of $226,800 in financing.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   BBJ ENVIRONMENTAL TECHNOLOGIES, INC.

                                   By:  /s/ Jerry V. Schinella
                                       -----------------------------------------
                                       Jerry V. Schinella, President & CFO

Date:  September 6, 2002